Exhibit 24.3

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated April 20, 1998 and March 15, 1998, included in the Registration Statement (Form SB-2 No. 333-52815) and related Prospectus of BCAM International, Inc. for the registration of 4,624,000 shares of its common stock.


                                                    /s/ Ernst & Young LLP


Melville, New York
August 11, 1998